Exhibit 99.1

LiveWire Mobile Announces Initiative to Reduce Costs

Through Voluntary NASDAQ Delisting and SEC Deregistration

LITTLETON, Mass.—(BUSINESS WIRE)—April 30, 2009—LiveWire Mobile, Inc. (NASDAQ: LVWR), a leading provider of managed personalization services for mobile operators and subscribers, today announced that it has submitted written notice to the NASDAQ Stock Market LLC (the “NASDAQ”) of its decision to voluntarily delist its common stock from NASDAQ and to deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to voluntarily delist its common stock on or about May 15, 2009. Delisting from NASDAQ will become effective 10 days after the filing date of the Form 25. Provided that the Company continues to meet the applicable legal requirements, it intends to file a Form 15 with the SEC on or about May 26, 2009 to terminate the registration of its common stock under the Exchange Act. The Company expects the termination of registration will become effective 90 days after the date of the filing of the Form 15 with the SEC. However, upon filing of the Form 15, the Company’s obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will immediately be suspended.

After careful consideration, the Company’s board of directors decided to delist from NASDAQ and deregister its common stock as it believes that the savings that will benefit shareholders and the Company outweigh the advantages of continuing as a NASDAQ listed and a reporting company. Without the annual accounting and legal costs, and administrative burdens associated with SEC reporting obligations and compliance with the Sarbanes-Oxley Act, the Company believes it will be able to reduce its costs while still maintaining an environment with appropriate financial controls. These changes will allow the Company to better focus on the day-to-day operations of its business and delivery of long-term shareholder value.

After its shares have been delisted from NASDAQ, the Company’s shares may be quoted on the Pink OTC Markets Inc. electronic quotation service if market makers commit to make a market in the Company’s shares. The Pink Sheets is an electronic network through which participating broker-dealers can make markets, and enter orders to buy and sell shares of issuers. However, the Company can provide no assurance that trading in its common stock will continue on the Pink Sheets or otherwise. Moreover, the Company’s common stock may become more illiquid once it is no longer traded on NASDAQ, which could negatively impact market prices for the Company’s stock and make it more difficult for shareholders to sell their shares.  For more information about this service, please see www.pinksheets.com.

About LiveWire Mobile, Inc.

LiveWire Mobile (NASDAQ:LVWR) is a leading provider of managed personalization services for mobile operators and subscribers. LiveWire Mobile’s integrated suite of mobile personalization services includes ring back tones, ringtones, full track downloads, and other applications, as well as, dedicated content and service marketing, integrated storefront management and marketing. LiveWire Mobile makes mobile personalization services easier to use and helps operators drive service usage and adoption. For more information, please visit www.livewiremobile.com.

LiveWire Mobile is a registered trademark of LiveWire Mobile, Inc.

This Press Release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements about our expected future cost savings, focus on long term shareholder value, the anticipated timing of our delisting and deregistration and the quotation of our shares on the Pink Sheets. These statements are based on management’s expectations as of the date of this document and are subject to uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, our ability to realize anticipated benefits and/or cost savings from the deregistration of our common stock, deliver long term shareholder value, complete and maintain our delisting and deregistration in a timely and efficient manner, cause our shares of common stock to trade on the Pink Sheets or any other market, the risk that deregistration of our common stock will not beneficially affect our financial condition and operations and other risks. These and other risks are detailed from time to time in our filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2008. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

CONTACTS:
LiveWire Mobile, Inc.
Todd Donahue, 978-742-3167
CFO
todd_donahue@livewiremobile.com